Exhibit 5.3

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main 100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

July 13, 2026

Advance Auto Parts, Inc.

4200 Six Forks Road

Raleigh, North Carolina 27609

To the addressee set forth above:

We have acted as local Nevada counsel to Advance Auto Parts, Inc., a Delaware corporation (the “Company”) and Golden State Supply LLC, a Nevada limited liability company (the “Nevada Guarantor”), in connection with the filing by the Company of a registration statement on Form S-3 (including the prospectus contained therein, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (a) the registration for offering and sale from time to time by the Company of an indeterminate number of securities of the Company, as identified in the Registration Statement, including senior or subordinated debt securities (collectively, “Debt Securities”), to be issued pursuant to and in accordance with either (i) that certain Indenture, dated as of April 29, 2010, by and among the Company, the Subsidiary Guarantors (as defined therein) from time to time party thereto, including the Nevada Guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, as amended and supplemented by that certain Second Supplemental Indenture, dated as of May 27, 2011, that certain Fourth Supplemental Indenture, dated as of December 21, 2012, that certain Fifth Supplemental Indenture, dated as of April 19, 2013, that certain Seventh Supplemental Indenture, dated as of February 28, 2014, that certain Eighth Supplemental Indenture, dated as of September 29, 2020, that certain Ninth Supplemental Indenture, dated as of March 4, 2022, that certain Tenth Supplemental Indenture, dated as of March 9, 2023 and that certain Eleventh Supplemental Indenture, dated as of August 4, 2025 (as so amended and supplemented, the “Senior Indenture”) or (ii) one or more subordinated indentures by and among the Company, the subsidiary guarantors party thereto and the trustee named therein (each, a “Subordinated Indenture”; the Senior Indenture and any Subordinated Indenture, each as amended or supplemented through and including the date of each issuance of Debt Securities, an “Indenture”), and (b) the registration by the co-registrants listed in the Registration Statement, including the Nevada Guarantor, of guarantees of Debt Securities (each, a “Subsidiary Guarantee”) issuable under an Indenture. The Debt Securities and Subsidiary Guarantees are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Guarantor in connection with the registration of Subsidiary Guarantees as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement.

Advance Auto Parts, Inc.

July 13, 2026

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies, of (i) the Registration Statement, (ii) the Nevada Guarantor’s articles of organization and operating agreement (collectively, the “Governing Documents”), and (iii) such other agreements, instruments, limited liability company records and documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Nevada Guarantor and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification, that (i) (a) any and all agreements, instruments and other documents (or form thereof) relating to the offering, issuance, registration or sale of any Securities, including, without limitation, any Indenture, including any officer’s certificate(s), supplemental indenture(s) or Subsidiary Guarantee(s) relating thereto (collectively, the “Securities Documents”), has been or will be duly authorized, executed and delivered by the Nevada Guarantor and the other parties thereto; (b) the Nevada Guarantor has taken or will take all limited liability company action required under applicable law in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Subsidiary Guarantee to be issued by the Nevada Guarantor), and (c) all Securities will be offered, issued and sold in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times (romanettes (i)(a) through (i)(c), inclusive, above are referred to collectively herein as the “LLC Proceedings”); (ii) the obligations of each party set forth in the Securities Documents are and will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) no Securities will be offered, issued or sold in violation, contravention or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents, any agreement, certificate, document or other instrument that is binding upon the Company or the Nevada Guarantor, or any requirement or restriction imposed by any governmental or regulatory agency, authority or body, or court; (iv) the statements of fact and representations and warranties set forth in the documents we have reviewed are, and at all relevant times will be, true and correct as to factual matters; (v) each natural person executing a document had at all relevant times or will have sufficient legal capacity to do so; (vi) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (vii) all limited liability company records made available to us by the Nevada Guarantor, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general limited liability laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Advance Auto Parts, Inc.

July 13, 2026

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Nevada Guarantor is validly existing as a limited liability company and in good standing under the laws of the State of Nevada.

2. The Nevada Guarantor has the limited liability company power and authority to enter into any Subsidiary Guarantees to which it is a party.

3. If and when all LLC Proceedings have been taken and completed in respect of any offering, issuance or sale of any Subsidiary Guarantee relating to Debt Securities, such Subsidiary Guarantee will be duly authorized by the Nevada Guarantor.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, restrictions, exceptions and assumptions set forth herein, Hogan Lovells Cadwalader US LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the validity of Securities, as filed with the Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP